Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Second Quarter 2020 Financial Results

Santa Clara, Calif.—July 27, 2020—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended June 27, 2020.

“We are pleased to report profitable second-quarter financial results, demonstrating excellent execution by our team in delivering strong levels of business to our hard disk drive (HDD) customers and a record quarter in Photonics,” commented Wendell Blonigan, president and chief executive officer. “In light of the constraints placed on our operations and supply chain as a result of the COVID-19 pandemic, our financial results are indicative of the essential role Intevac plays within the critical IT and Defense infrastructure sectors. While 2020 will be an immensely challenging year overall, we are on very strong financial footing and further strengthened the balance sheet in the second quarter, increasing total cash and investments to $45 million. In our Thin-film Equipment (TFE) growth initiatives, we continue to experience pandemic-related delays in our evaluation and development work. Nonetheless, we expect solid levels of business with our HDD customers and a record year in Photonics will enable us to deliver operating profitability for the year and maintain our strong balance sheet until revenue growth resumes.”

	Three Months Ended		Three Months Ended
	June 27, 2020		June 29, 2019
($ Millions, except per share amounts)	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$28.8	$28.8	$22.3	$22.3
Operating Income (Loss)	$2.1	$2.1	$(0.9)	$(0.9)
Net Income (Loss)	$1.5	$1.5	$(1.2)	$(1.2)
Net Income (Loss) per Share	$0.06	$0.06	$(0.05)	$(0.05)

	Six Months Ended		Six Months Ended
	June 27, 2020		June 29, 2019
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$47.7	$47.7	$47.1	$47.1
Operating Income (Loss)	$1.0	$1.0	$(2.9)	$(2.9)
Net Income (Loss)	$0.3	$0.3	$(3.6)	$(3.6)
Net Income (Loss) per Share	$0.01	$0.01	$(0.16)	$(0.16)

Intevac’s non-GAAP adjusted results exclude the impact, where applicable, of changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Second Quarter 2020 Summary

Net income for the quarter was $1.5 million, or $0.06 per diluted share, compared to a net loss of $1.2 million, or $0.05 per diluted share, in the second quarter of 2019. Non-GAAP net income was $1.5 million or $0.06 per diluted share, compared to the second-quarter 2019 non-GAAP net loss of $1.2 million or $0.05 per diluted share.

Revenues were $28.8 million, including $16.6 million of TFE revenues and $12.2 million of Photonics revenues. TFE revenues consisted of two 200 Lean HDD systems, upgrades, spares and service. Photonics revenues consisted of $6.1 million of research and development contracts and $6.1 million of product sales. In the second quarter of 2019, revenues were $22.3 million, including $13.3 million of TFE revenues, which consisted of one 200 Lean HDD system, upgrades, spares and service, and Photonics revenues of $9.1 million, which included $5.1 million of research and development contracts and $4.0 million of product sales.

TFE gross margin was 36.4% compared to 38.9% in the second quarter of 2019 and 44.0% in the first quarter of 2020. The decline from the first quarter of 2020 and the second quarter of 2019 was primarily due to less favorable product mix.

Photonics gross margin was 43.9% compared to 35.4% in the second quarter of 2019 and 42.8% in the first quarter of 2020. The improvement from the second quarter of 2019 and the first quarter of 2020 was primarily due to higher revenue levels and improved margins on both product sales and research and development contracts. Consolidated gross margin was 39.6%, compared to 37.5% in the second quarter of 2019 and 43.3% in the first quarter of 2020.

R&D and SG&A expenses were $9.3 million, compared to $9.3 million in the second quarter of 2019 and $9.3 million in the first quarter of 2020.

Order backlog totaled $69.0 million on June 27, 2020, compared to $87.2 million on March 28, 2020 and $93.7 million on June 29, 2019. Backlog at June 27, 2020 did not include any 200 Lean HDD systems. Backlog at March 28, 2020 included two 200 Lean HDD systems. Backlog at June 29, 2019 included four 200 Lean HDD systems and five ENERGi solar ion implant systems.

The Company ended the quarter with $44.8 million of total cash, restricted cash and investments and $97.6 million in tangible book value, defined as total stockholders’ equity, less intangible assets.

First Six Months 2020 Summary

Net income was $0.3 million, or $0.01 per diluted share, compared to a net loss of $3.6 million, or $0.16 per diluted share, for the first six months of 2019. Non-GAAP net income was $0.3 million or $0.01 per diluted share, compared to the first-half 2019 non-GAAP net loss of $3.6 million or $0.16 per diluted share.

Revenues were $47.7 million, including $24.6 million of TFE revenues and $23.1 million of Photonics revenues, compared to first-half 2019 revenues of $47.1 million, which included $32.2 million of TFE revenues and $14.9 million of Photonics revenues.

TFE gross margin was 38.9%, an improvement compared to 34.6% in the first six months of 2019, as a result of more favorable product mix. Photonics gross margin was 43.4% compared to 29.9% in the first six months of 2019. The improvement from the first half of 2019 was primarily due to higher revenue levels and improved margins on both product sales and research and development contracts. Consolidated gross margin was 41.1%, compared to 33.1% in the first six months of 2019.

R&D and SG&A expenses were $18.6 million compared to $18.5 million in the first six months of 2019.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13706726. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet on the Company’s investor relations website at ir.intevac.com. For those unable to attend live, an archived webcast of the call will be available at ir.intevac.com.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, ENERGi®, DIAMOND DOG®, DiamondClad®, VERTEX Marathon®, and VERTEX Spectra® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: impacts related to the COVID 19 global pandemic, customer adoption of our products, future revenue growth potential for Photonics, and the future financial performance of Intevac. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: global economic impacts of COVID-19, supply chain constraints and disruptions related to COVID-19, technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets, and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net revenues
TFE	$16,595	$13,264	$24,557	$32,209
Photonics	12,247	9,050	23,125	14,932

Total net revenues	28,842	22,314	47,682	47,141
Gross profit	11,420	8,357	19,577	15,597
Gross margin
TFE	36.4%	38.9%	38.9%	34.6%
Photonics	43.9%	35.4%	43.4%	29.9%

Consolidated	39.6%	37.5%	41.1%	33.1%
Operating expenses
Research and development	3,707	3,431	6,991	7,417
Selling, general and administrative	5,609	5,854	11,581	11,105

Total operating expenses	9,316	9,285	18,572	18,522

Total operating income (loss)	2,104	(928)	1,005	(2,925)
Income (loss) from operations
TFE	(174)	(1,291)	(2,705)	(1,892)
Photonics	3,536	1,487	6,448	846
Corporate	(1,258)	(1,124)	(2,738)	(1,879)

Total operating income (loss)	2,104	(928)	1,005	(2,925)
Interest and other income (expense), net	62	163	204	322

Income (loss) before provision for income taxes	2,166	(765)	1,209	(2,603)
Provision for income taxes	642	417	909	971

Net income (loss)	$1,524	$(1,182)	$300	$(3,574)

Net income (loss) per share
Basic	$0.06	$(0.05)	$0.01	$(0.16)
Diluted	$0.06	$(0.05)	$0.01	$(0.16)
Weighted average common shares outstanding
Basic	23,561	22,991	23,522	22,923
Diluted	23,906	22,991	23,953	22,923

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 27, 2020	December 28, 2019
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$38,379	$36,487
Accounts receivable, net	28,957	28,619
Inventories	22,210	24,907
Prepaid expenses and other current assets	1,853	1,504

Total current assets	91,399	91,517
Long-term investments	5,604	5,537
Restricted cash	787	787
Property, plant and equipment, net	11,897	11,598
Operating lease right-of-use-assets	9,302	10,279
Intangible assets, net	14	274
Deferred income tax and other long-term assets	5,826	6,330

Total assets	$124,829	$126,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$2,709	$2,524
Accounts payable	5,135	4,199
Accrued payroll and related liabilities	6,316	6,488
Other accrued liabilities	3,916	3,593
Customer advances	433	4,007

Total current liabilities	18,509	20,811
Non-current liabilities
Non-current operating lease liabilities	8,228	9,532
Other long-term liabilities	437	186

Total non-current liabilities	8,665	9,718
Stockholders’ equity
Common stock ($0.001 par value)	24	23
Additional paid-in capital	190,266	188,290
Treasury stock, at cost	(29,551)	(29,158)
Accumulated other comprehensive income	402	424
Accumulated deficit	(63,486)	(63,786)

Total stockholders’ equity	97,655	95,793

Total liabilities and stockholders’ equity	$124,829	$126,322

Note: Amounts as of December 28, 2019 are derived from the December 28, 2019 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$2,104	$(928)	$1,005	$(2,925)
Change in fair value of contingent consideration obligations[1]	—	—	—	7

Non-GAAP Operating Income (Loss)	$2,104	$(928)	$1,005	$(2,918)

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$1,524	$(1,182)	$300	$(3,574)
Change in fair value of contingent consideration obligations[1]	—	—	—	7

Non-GAAP Net Income (Loss)	$1,524	$(1,182)	$300	$(3,567)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$0.06	$(0.05)	$0.01	$(0.16)
Change in fair value of contingent consideration obligations[1]	$—	$—	$—	$—
Non-GAAP Net Income (Loss) Per Diluted Share	$0.06	$(0.05)	$0.01	$(0.16)
Weighted average number of diluted shares	23,906	22,991	23,953	22,923

[1]	Results for the six months ended June 29, 2019 include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.